AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 6, 2004

Registration No. 333-106132

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MILLENNIUM AMERICA INC.

(EXACT NAME OF CO-REGISTRANT ISSUER AS SPECIFIED IN ITS CHARTER)

MILLENNIUM CHEMICALS INC.

(EXACT NAME OF CO-REGISTRANT GUARANTOR AS SPECIFIED IN ITS CHARTER)

DELAWARE	2816
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBERS)

98-004579	22-3436215
(I.R.S. EMPLOYER IDENTIFICATION NO.)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

MILLENNIUM AMERICA INC.	MILLENNIUM CHEMICALS INC.
20 WIGHT AVENUE, SUITE 100	20 WIGHT AVENUE, SUITE 100
HUNT VALLEY, MARYLAND 21030	HUNT VALLEY, MARYLAND 21030
(410) 229-4400	(410) 229-4400
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF CO-REGISTRANTS’ PRINCIPAL EXECUTIVE OFFICES)

C. WILLIAM CARMEAN, ESQ.

SENIOR VICE PRESIDENT—GENERAL COUNSEL AND SECRETARY

MILLENNIUM CHEMICALS INC.

20 WIGHT AVENUE, SUITE 100

HUNT VALLEY, MARYLAND 21030

(410) 229-4400

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

COPY TO:

STEPHEN H. COOPER, ESQ.

WEIL, GOTSHAL & MANGES LLP

767 FIFTH AVENUE

NEW YORK, NEW YORK 10153

(212) 310-8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED EXCHANGE OFFER:    As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SHALL SPECIFICALLY STATE THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Amendment No. 3 to this Registration Statement is being filed solely to amend Part II to include a revised Exhibit 5.1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Generally, Section 145 of the General Corporation Law of the State of Delaware (the “GCL”), permits a corporation to indemnify certain persons made a party to an action by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. To the extent that person has been successful in any such matter, that person shall be indemnified against expenses actually and reasonably incurred by him. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, that person is fairly and reasonably entitled to indemnity for proper expenses.

The by-laws of each of the Registrants provide for indemnification of the Registrants’ respective officers and directors to the fullest extent permitted by law.

Section 102(b)(7) of the GCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director’s liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Each of the Registrants have adopted provisions in their respective certificates of incorporation that provide for such limitation to the fullest extent permitted under Delaware law.

The directors and officers of each of the Registrants are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they may not be indemnified by the Registrants.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS

The following is a complete list of all the exhibits filed as part of and with this Registration Statement, which are incorporated herein.

NUMBER	DESCRIPTION

4.1	Indenture, dated as of June 18, 2001, among Millennium America Inc., as Issuer, Millennium Chemicals Inc., as Guarantor, and The Bank of New York, as Trustee (including the form of 9 1/4% Senior Notes due 2008 and the Note Guarantee).**

4.2	Exchange and Registration Rights Agreement, dated as of April 25, 2003, among Millennium America Inc. and the Initial Purchasers.*****

5.1	Opinion of C. William Carmean.*******

10.1	Credit Agreement, dated June 18, 2001, among Millennium America Inc., as borrower, Millennium Inorganic Chemicals Limited, as borrower, certain borrowing subsidiaries of Millennium Chemicals Inc., from time to time party thereto, Millennium Chemicals Inc., as guarantor, the lenders from time to time party thereto, Bank of America, N.A., as syndication agent and The Chase Manhattan Bank as administrative agent and collateral agent.**

10.2	First Amendment to the Credit Agreement, dated as of December 14, 2001, among Millennium America Inc., as borrower, Millennium Inorganic Chemicals Limited, as borrower, certain borrowing subsidiaries of Millennium Chemicals Inc., from time to time party thereto, Millennium Chemicals Inc., as guarantor, the lenders from time to time party thereto, Bank of America, N.A., as syndication agent and JPMorgan Chase Bank as administrative agent and collateral agent.***

NUMBER	DESCRIPTION

10.3	Second Amendment to the Credit Agreement, dated as of June 19, 2002, among Millennium America Inc., as borrower, Millennium Inorganic Chemicals Limited, as borrower, certain borrowing subsidiaries of Millennium Chemicals Inc., from time to time party thereto, Millennium Chemicals Inc., as guarantor, the lenders from time to time party thereto, Bank of America, N.A., as syndication agent and JPMorgan Chase as administrative agent and collateral agent.****

10.4	Third Amendment to the Credit Agreement, dated as of April 25, 2003, among Millennium America Inc. as borrower, Millennium Inorganic Chemicals Limited, as borrower, certain borrowing subsidiaries of Millennium Chemicals Inc., from time to time party thereto, Millennium Chemicals Inc., as guarantor, the lenders from time to time party thereto, Bank of America, N.A., as syndication agent and JP Morgan Chase as administrative agent and collateral agent.*****

10.5	Fourth Amendment to the Credit Agreement, dated as of Novembers 18, 2003, among Millennium America Inc. as borrower, Millennium Inorganic Chemicals Limited, as borrower, certain borrowing subsidiaries of Millennium Chemicals Inc., from time to time party thereto, Millennium Chemicals Inc., as guarantor, the lenders from time to time party thereto, Bank of America, N.A., as syndication agent and JP Morgan Chase as administrative agent and collateral agent.******

12.1	Computation of ratio of earnings to fixed charges.*

23.1	Consent of C. William Carmean (included in Exhibit 5.1).*******

23.2	Consent of PricewaterhouseCoopers LLP.*

23.3	Consent of PricewaterhouseCoopers LLP.*

24.1	Power of Attorney (included in the signature pages to the Registration Statement).*

25.1	Statement of Eligibility of Trustee on Form T-1.**

99.1	Form of Letter of Transmittal.*

99.2	Form of Notice of Guaranteed Delivery.*

*	Previously filed.
**	Incorporated by reference to the Registration Statement on Form S-4 of Millennium Chemicals Inc. and Millennium America Inc. (Nos. 333-65650 and 65650-01)
***	Incorporated by reference to the Millennium Chemicals Inc. Current Report on Form 8-K dated December 19, 2001.
****	Incorporated by reference to the Millennium Chemicals Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, dated August 14, 2002.
*****	Incorporated by reference to the Millennium Chemicals Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, dated May 12, 2003.
******	Incorporated by reference to the Millennium Chemicals Inc. Current Report on Form 8-K dated November 25, 2003.
*******	Filed herewith.

(B) FINANCIAL STATEMENT SCHEDULES

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, are inapplicable or the required information has already been provided elsewhere or incorporated by reference in this registration statement.

ITEM 22.	UNDERTAKINGS

(a) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(b) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(c) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants’ respective annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

(e) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule-424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the ‘Calculation of Registration Fee’ table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 6, 2004.

MILLENNIUM AMERICA INC.

By:		*
	NAME:	ROBERT E. LEE
	TITLE:	PRESIDENT AND CHIEF EXECUTIVE OFFICER

MILLENNIUM CHEMICALS INC.

By:		*
	NAME:	ROBERT E. LEE
	TITLE:	PRESIDENT AND CHIEF EXECUTIVE OFFICER

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons for Millennium Chemicals Inc. on July 6, 2004 in the capacities indicated.

SIGNATURE	CAPACITY
* (ROBERT E. LEE)	President, Chief Executive Officer and a Director (principal executive officer)

* (JOHN E. LUSHEFSKI)	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

*	Chairman of the Board and a Director
(WORLEY H. CLARK, JR.)

*	Director
(THE RT. HON. LORD BAKER)

*	Director
(MARY K. BUSH)

*	Director
(IRVIN F. DIAMOND)

*	Director
(THE RT. HON. LORD GLENARTHUR)

*	Director
(DAVID J.P. MEACHIN)

*	Director
(DANIEL S. VAN RIPER)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons for Millennium America Inc. on July 6, 2004, in the capacities indicated.

SIGNATURE	CAPACITY
* (ROBERT E. LEE)	President, Chief Executive Officer and a Director (principal executive officer)

* (JOHN E. LUSHEFSKI)	Executive Vice President, Chief Financial Officer and a Director (principal financial and accounting officer)

/S/ C. WILLIAM CARMEAN (C. WILLIAM CARMEAN)	Senior Vice President—General Counsel, Secretary and a Director

*By:		/S/ C. WILLIAM CARMEAN
	NAME:	C. WILLIAM CARMEAN
	TITLE:	ATTORNEY-IN-FACT

EXHIBIT INDEX

NUMBER	DESCRIPTION

4.1	Indenture, dated as of June 18, 2001, among Millennium America Inc., as Issuer, Millennium Chemicals Inc., as Guarantor, and The Bank of New York, as Trustee (including the form of 9 1/4% Senior Notes due 2008 and the Note Guarantee).**

4.2	Exchange and Registration Rights Agreement, dated as of April 25, 2003, among Millennium America Inc. and the Initial Purchasers.*****

5.1	Opinion of C. William Carmean.*******

10.1	Credit Agreement, dated June 18, 2001, among Millennium America Inc., as borrower, Millennium Inorganic Chemicals Limited, as borrower, certain borrowing subsidiaries of Millennium Chemicals Inc., from time to time party thereto, Millennium Chemicals Inc., as guarantor, the lenders from time to time party thereto, Bank of America, N.A., as syndication agent and The Chase Manhattan Bank as administrative agent and collateral agent.**

10.2	First Amendment to the Credit Agreement, dated as of December 14, 2001, among Millennium America Inc., as borrower, Millennium Inorganic Chemicals Limited, as borrower, certain borrowing subsidiaries of Millennium Chemicals Inc., from time to time party thereto, Millennium Chemicals Inc., as guarantor, the lenders from time to time party thereto, Bank of America, N.A., as syndication agent and JP Morgan Chase as administrative agent and collateral agent.***

10.3	Second Amendment to the Credit Agreement dated as of June 19, 2002, among Millennium America Inc., as borrower, Millennium Inorganic Chemicals Limited, as borrower, certain borrowing subsidiaries of Millennium Chemicals Inc., from time to time party thereto, Millennium Chemicals Inc., as guarantor, the lenders from time to time party thereto, Bank of America, N.A., as syndication agent and JP Morgan Chase as administrative agent and collateral agent.****

10.4	Third Amendment to the Credit Agreement, dated as of April 25, 2003, among Millennium America Inc. as borrower, Millennium Inorganic Chemicals Limited, as borrower, certain borrowing subsidiaries of Millennium Chemicals Inc., from time to time party thereto, Millennium Chemicals Inc., as guarantor, the lenders from time to time party thereto, Bank of America, N.A., as syndication agent and JP Morgan Chase as administrative agent and collateral agent.*****

10.5	Fourth Amendment to the Credit Agreement, dated as of Novembers 18, 2003, among Millennium America Inc. as borrower, Millennium Inorganic Chemicals Limited, as borrower, certain borrowing subsidiaries of Millennium Chemicals Inc., from time to time party thereto, Millennium Chemicals Inc., as guarantor, the lenders from time to time party thereto, Bank of America, N.A., as syndication agent and JP Morgan Chase as administrative agent and collateral agent.******

12.1	Computation of ratio of earnings to fixed charges.*

23.1	Consent of C. William Carmean (included in Exhibit 5.1).*******

23.2	Consent of PricewaterhouseCoopers LLP.*

23.3	Consent of PricewaterhouseCoopers LLP.*

24.1	Power of Attorney (included in the signature pages to the Registration Statement).*

25.1	Statement of Eligibility of Trustee on Form T-1.**

99.1	Form of Letter of Transmittal.*

99.2	Form of Notice of Guaranteed Delivery.*

*	Previously filed.
**	Incorporated by reference to the Registration Statement on Form S-4 of Millennium Chemicals Inc. and Millennium America Inc. (Nos. 333-65650 and 65650-01).
***	Incorporated by reference to the Millennium Chemicals Inc. Current Report on Form 8-K dated December 19, 2001.
****	Incorporated by reference to the Millennium Chemicals Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 dated August 14, 2002.
*****	Incorporated by reference to the Millennium Chemicals Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, dated May 12, 2003.
******	Incorporated by reference to the Millennium Chemicals Inc. Current Report on Form 8-K dated November 25, 2003.
*******	Filed herewith.